Exhibit 16.1

GGK

GOLDSTEIN GOLUB KESSLER LLP

Certified Public Accountants and Consultants

NEXIA
International

November 27, 2006

Securities and Exchange Commission
Washington, DC  20549

RE:	YUCHENG TECHNOLOGIES LIMITED
File No. 001-33134
And
CHINA UNISTONE ACQUISITION CORPORATION File No. 000-50980

Ladies and Gentlemen:

We have read the statements made by Yucheng Technologies Limited regarding China Unistone Acquisition Corporation in Item 4.01(a) of the accompanying Form 8-K, which is being filed with the Securities and Exchange Commission.  We agree with the statements therein concerning our firm.

Very truly yours,

/s/ Goldstein Golub Kessler LLP

GOLDSTEIN GOLUB KESSLER LLP

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TEL 212 372 1800  FAX 212 372 1801  www.ggkllp.com